                                                                    Exhibit 10.3


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



CONFIDENTIAL

COPY ONE OF TWO

September 10, 2002

Cambridge Heart, Inc.
One Oak Park Drive
Bedford, MA 01730

Attention: Mr. David Chazanovitz
           President and Chief Executive Officer

Ladies & Gentlemen:

This letter agreement (the "Agreement") will confirm our understanding of the terms and conditions under which Adams, Harkness & Hill, Inc. (together with its affiliates, control persons, directors, officers, employees and agents, "AH&H") is engaged by Cambridge Heart, Inc. ("Cambridge Heart") to provide certain investment banking and financial advisory services to Cambridge Heart with respect to consummating one or several possible business combinations, through purchase, sale, merger, joint venture or otherwise and whether in one or more transactions through the purchase of an organization's equity, debt securities or assets, or by means of a merger, consolidation, reorganization, spin-off, joint venture, partnership, tender offer, exchange offer, purchase, lease, licensing, arrangement, strategic alliance, or any other transaction of a like nature, regardless of form (a "Transaction") with another organization (individually, together with each such organization's respective subsidiaries and affiliates, the "Target").

1. SERVICES. Cambridge Heart hereby engages AH&H to act as its financial advisor and participate and assist in negotiations with respect to exploring, negotiating and consummating a Transaction. As financial advisor, AH&H shall perform such financial advisory and investment banking services as Cambridge Heart may reasonably request and that AH&H deems necessary or appropriate in connection with the Transaction.

         In conjunction with this role, if so requested by the Cambridge Heart Board of Directors (the "Board"), AH&H will deliver a written opinion (the "Opinion") to the Board as to the fairness, from a financial point of view, to the shareholders of Cambridge Heart of the consideration to be paid or the exchange ratio to be employed, as the case may be, in connection with a Transaction. The Opinion

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 2


          shall be in such form, have such scope and substance and contain such assumptions (financial or otherwise), detail, information, limitations, qualifications and provisions as AH&H shall determine in its sole discretion. The nature and scope of the investigation AH&H would conduct to be able to render the Opinion will be such as AH&H considers appropriate and consistent with the generally accepted standards of practice in the investment banking industry for such opinions. The Opinion may be included in any disclosure document filed by Cambridge Heart with the Securities and Exchange Commission with respect to a proposed Transaction, provided that it is reproduced in full, and that any description of or reference to AH&H or summary of the Opinion in the disclosure document is in a form reasonably acceptable to AH&H and its counsel. It is understood and agreed that the Opinion will be addressed to, and be prepared solely for the use and benefit of the Board, or a committee thereof, if applicable, and may not be relied upon by any other person, and, except as provided herein, the Opinion will not be reproduced, summarized or referred to in any public document or given to any other person without the prior written consent of AH&H.

          Cambridge Heart will furnish and will request the Target to furnish AH&H such information as AH&H reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). Cambridge Heart understands and agrees that AH&H, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding Cambridge Heart and the Target and that AH&H does not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, including without limitation any financial information, forecasts or projections considered by AH&H in connection with the rendering of its services. Accordingly, AH&H shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Cambridge Heart or the Target. With respect to any financial forecasts and projections made available to AH&H by Cambridge Heart or the Target and used by AH&H in its analysis, AH&H shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cambridge Heart or the Target, as the case may be, as to the matters covered thereby.

          AH&H agrees that any non-public information relating to Cambridge Heart or the Target received by AH&H from or at the direction of Cambridge Heart will be used by AH&H solely for the purpose of performing its Services and that AH&H

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 3


          will maintain the confidentiality thereof except to the extent (a) such information is or becomes otherwise publicly available; (b) disclosure thereof is required by law or requested by any governmental agency or body (including through a subpoena or other valid legal process); or (c) AH&H discloses such information to a party that is bound by a confidentiality agreement acceptable to Cambridge Heart.

2. FEES. In consideration for its services hereunder, Cambridge Heart shall pay AH&H, by wire transfer of immediately available funds at the time due, the following fees:

          (a)  $[**] payable on October 1, 2002

          (b) $[**] payable upon delivery to the Board of the Opinion (for a specific Transaction involving a specific Target) and $[**]upon delivery of each formal affirmation of such Opinion thereof as requested by Cambridge Heart;

          (c) in the event the Board requests, subsequent to the delivery of the Opinion described immediately above in subsection (b), an opinion associated with a different Transaction involving a different Target (the "New Opinion"), $[**] payable upon delivery to the Board of the New Opinion and $[**] upon delivery of each formal affirmation of the New Opinion thereof as requested by Cambridge Heart;

          (d) upon the Closing of a Transaction, a "Success Fee", which shall be payable by wire transfer of immediately available funds equal to:

               [**]% of Aggregate Consideration in the case that Aggregate Consideration is, when calculated on a per-share basis, less than or equal to [**]% of the average closing bid price for Cambridge Heart stock for the ten trading days prior to the public announcement of a Transaction, or

               [**]% of Aggregate Consideration in the case that Aggregate Consideration is, when calculated on a per-share basis, greater than [**]% of the average closing market price for Cambridge Heart stock for the 15 trading days prior to the public announcement of a Transaction; less any amounts previously paid specific to that transaction under 2(a), 2(b), and 2(c) above.

          (e) in the event that funds, identified through Adams Harkness & Hill Inc. and derived from investors others than company directors, are raised through a debt or equity financing with or without a concomitant Transaction, a

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 4


               "Financing Fee" of [**]% of the total gross amount of such debt or equity financing.

          Under no circumstances will the Success Fee be less than $[**].

          For purposes of this Agreement, "Closing" shall refer to that date at which the final legal transfer of ownership, as set forth in the executed definitive asset purchase, stock purchase, merger agreement, joint venture, partnership or similar definitive agreement associated with the Transaction (the "Definitive Agreement") occurs.

          For purposes of this Agreement, "Aggregate Consideration" shall mean the cumulative value of the Transaction, representing the total value of Cambridge Heart or the Target, as the case may be, implied by the sum of all cash paid or payable and the fair market value of all property or securities transferred or transferable directly or indirectly, in connection with a Transaction, including (i) cash amounts paid or securities issued (or otherwise exchanged or transferred) to holders of any warrants, options or stock appreciation rights, whether or not vested, or other securities convertible or exchangeable for any shares of capital stock; (ii) the total amount of indebtedness for borrowed money or similar non-trade liabilities or obligations (including pension liabilities, guarantees, capitalized leases and the like) repaid, retired, extinguished or assumed in connection with a Transaction; and (iii) the fair market value of any assets distributed to stockholders or affiliates, at any time after the execution of the Definitive Agreement; provided, however, that this clause (iii) shall not include or apply to any distribution of assets made to stockholders to satisfy tax obligations or liabilities. Aggregate Consideration also shall include, in the case of a joint venture or similar collaborative undertaking, the total amount of cash and fair market value (on the date of Closing) of all property contributed by third parties to the joint venture.

          For purposes of calculating Aggregate Consideration: (i) all shares will be deemed transferred when a Transaction is effected at Closing by the transfer of shares, (A) constituting [**]% or more of the then outstanding equity securities of, or equity interest in, the Target or Cambridge Heart, as the case may be, or (B) possessing [**]% or more of the then outstanding voting power of the outstanding equity securities of or equity interest in the Target or Cambridge Heart, as the case may be; (ii) the value of any security (as that term is defined in the Securities Act of 1933, as amended) issuable in connection with a Transaction will be determined, if a publicly-traded security, on the basis of the average of the closing prices for the 20 trading days prior to the Closing, or, if the security is not freely tradable (or having no established public market) on the basis of the fair market value of such security at Closing as determined in good faith by AH&H; and (iii)

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 5


          the value of any property transferred in connection with a Transaction will be determined on the basis of the fair market value of such property at Closing as determined in good faith by AH&H.

          In the event the terms of a Transaction provide for escrowed, contingent or installment payments, AH&H and Cambridge Heart shall determine the present value of such payments (discounted at a discount rate acceptable to both AH&H and Cambridge Heart) based upon financial projections developed in connection with the proposed Transaction, and that portion of AH&H's fees payable in respect of such escrowed, contingent or installment payments shall be calculated based upon this calculated present value of such future payments and shall be paid at the Closing. Under no circumstances will any portion of the Success Fee be deferred or otherwise not paid in its entirety at Closing.

          While during the course of the engagement contemplated herein, AH&H may estimate, for whatever reason, including development of financial models for use in negotiations with Target, the amount of the Success Fee, the actual amount of the Success Fee will be calculated only at Closing and only using the methodology set forth in this Section 2.

          If, in connection with a Transaction that is not completed, Cambridge Heart receives a break-up fee, topping fee or other termination fee (collectively, a "Termination Fee"), Cambridge Heart will pay AH&H a fee equal to [**]% of such Termination Fee at the time such Termination Fee is received by Cambridge Heart.

3. EXPENSES. In addition to any fees that may be payable to AH&H hereunder and regardless of whether any Transaction is proposed or closed, Cambridge Heart hereby agrees, from time to time upon request, to reimburse AH&H for: (a) all reasonable fees and disbursements of independent counsel retained by AH&H up to $[**]. Fees greater than $[**] may be incurred after prior approval by Cambridge Heart; (b) all of AH&H's reasonable travel and related expenses arising out of AH&H's engagement hereunder; and (c) all of AH&H's reasonable out-of-pocket expenses incurred in connection with any actual or proposed Transaction or otherwise arising out of AH&H's engagement hereunder. Such expenses are to be paid on a current basis within 30 days of receipt of a statement therefore from AH&H.

4. SCOPE OF RESPONSIBILITY. AH&H shall not be liable to Cambridge Heart or to any other person claiming through Cambridge Heart for any claim, loss, damage, liability, cost or expense suffered by Cambridge Heart or any such other person arising out of or related to AH&H's engagement hereunder except for any claim, loss or expense that arises primarily out of, or is based primarily upon, any action

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 6


          or failure to act by AH&H that constitutes bad faith, willful misconduct or gross negligence on the part of AH&H, other than any action or failure to act undertaken at the request, or with the consent, of Cambridge Heart. Under no circumstances shall this paragraph be modified or amended.

5. INDEMNIFICATION; CONTRIBUTION. Cambridge Heart agrees to indemnify and hold harmless AH&H (together with its affiliates and their respective control persons, directors, officers, employees and agents, "Indemnified Persons") to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of counsel and all reasonable travel and other out-of-pocket expenses reasonably incurred in connection with the investigation of, preparation for and defense of any pending or threatened claim, action, proceeding or investigation and any litigation or other proceeding arising therefrom, to which an Indemnified Person may become subject) (collectively, "Damages") arising out of or related to any actual or proposed Transaction or AH&H's engagement hereunder; provided, however, that there shall be excluded from such indemnification any such portion of such Damages as are found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence on the part of the Indemnified Person, other than any action undertaken at the request or with the consent of Cambridge Heart. The foregoing indemnification obligation is in addition to, and not in limitation of, any other rights AH&H may have, including but not limited to any right of contribution. In the event that the foregoing indemnity is unavailable or insufficient to hold harmless an Indemnified Person, then Cambridge Heart shall contribute to amounts paid or payable by an Indemnified Person in respect of such Damages in such proportion as appropriately reflects the relative benefits received by it on the one hand and AH&H on the other. If applicable law does not permit allocation solely on the basis of benefits, then such contribution shall be made in such proportion as appropriately reflects both the relative benefits and relative fault of the parties and other relevant equitable considerations. The foregoing is subject to the limitation that in no event shall AH&H's aggregate contributions in respect of Damages exceed the amount of fees actually received by AH&H pursuant to this Agreement. For purposes hereof, relative benefits to Cambridge Heart and AH&H of the Transaction or other similar transaction shall be deemed to be in the same proportion that the total value paid or received or contemplated to be paid or received by Cambridge Heart and/or its security holders in connection with the Transaction or other similar transaction bears to the fees paid to AH&H pursuant to its engagement in respect of such Transaction. AH&H shall promptly notify Cambridge Heart of any claim or threatened claim being asserted against AH&H which would give rise to an indemnification hereunder, and agrees that Cambridge Heart shall have the right to participate in the defense of any such

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 7


          claim and, to the extent that Cambridge Heart shall wish, to assume the defense thereof and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, AH&H shall have the right to retain its own counsel at Cambridge Heart's expense. Cambridge Heart will not enter into any waiver, release or settlement with respect to any threatened or pending claim, action, proceeding or investigation or settle any litigation arising therefrom in respect of which indemnification hereunder may be sought (whether or not Indemnified Persons are a formal party thereto) without the prior written consent of AH&H (which consent shall not be unreasonably withheld or delayed), unless such waiver, release or settlement includes an unconditional release of AH&H from any and all liability arising out of such threatened or pending claim, action, proceeding, investigation or litigation. Under no circumstances shall this paragraph be modified or amended.

6. TERM; TERMINATION OF ENGAGEMENT. The term of this engagement shall be for a period of 12 months from the date of this letter, but if at the end of such period negotiations or discussions are in progress regarding a Transaction, then this engagement shall be automatically extended until such time as all negotiations or discussions cease. Notwithstanding the foregoing, AH&H's engagement hereunder may be terminated by either Cambridge Heart or AH&H at any time, with or without cause, upon written notice to that effect to the other party; provided, however, that if terminated without Cause:

          (a) AH&H will be entitled to its full fee under Section 2 hereof in the event that (i) at any time prior to the expiration of 12 months after such termination by Cambridge Heart, a Transaction is consummated with a third party identified by AH&H during the term of this agreement; or (ii) Cambridge Heart enters into an agreement during the term of this Agreement or during such subsequent 12 month period contemplating a Transaction with a third party identified by AH&H during the term of this agreement and such Transaction is ultimately consummated; and

          (b) the provisions of this Section 6 and of Sections 3, 4 and 5 hereof shall survive such termination.

          "Cause" shall mean a material breach of this Agreement on the part of AH&H, which breach shall not have been cured within a reasonable period following written notice to AH&H thereof by Cambridge Heart.

7. RIGHT OF FIRST REFUSAL. In consideration of AH&H's entering into this agreement, Cambridge Heart hereby grants AH&H a right of first refusal under which AH&H shall have right of first refusal to provide all financial advisory and investment banking services to Cambridge Heart during the term of this Agreement and,

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 8


          provided that the agreement has not been terminated by either AH&H or Cambridge Heart pursuant to Section 6, for an eight month period hereafter, which services shall include but not be limited to: (i) acting as financial advisor in connection with any mergers, acquisitions, divestitures, spin-offs, and other transactions commonly known as mergers and acquisitions transactions; (ii) acting as lead underwriter of any public offerings of any form of security relating to Cambridge Heart alone and acting as co-lead or co-managing underwriter of any public offerings of any form of security relating to a successor or merged entity which includes Cambridge Heart Inc., resulting from a Transaction, under economic terms no less favorable than any other co-lead or managing underwriter; (iii) acting as financial advisor for any private placements of any form of security;
          (iv) delivering fairness opinions and valuations; (v) acting as financial advisor for any other extraordinary corporate transactions for which Cambridge Heart may engage a financial advisor, such as licensing agreements or joint ventures; and (vi) providing other general financial advisory and investment banking services as may be required by Cambridge Heart during such period. As used herein, a right of first refusal shall mean, prior to offering any party other than AH&H the right to provide financial advisory and investment banking services to Cambridge Heart during the period provided above, Cambridge Heart shall be obligated to make an offer to AH&H under which AH&H would provide such services, which offer shall clearly identify its terms and conditions, and AH&H shall have ten (10) business days to accept such offer. If AH&H does not accept such offer, then Cambridge Heart shall be free to negotiate and contract with any other party with respect to such rights on any terms and conditions that are no less favorable to Cambridge Heart than those offered to and rejected by AH&H. If Cambridge Heart does not consummate an agreement on such terms and conditions as were previously offered to AH&H or terms and conditions that are more favorable to Cambridge Heart, then the preceding sentence shall again apply to any subsequent offer. Any engagement of AH&H to provide financial advisory or investment banking services arising from any such circumstances is subject to the negotiation and execution by AH&H and Cambridge Heart of a separate letter agreement setting forth the terms and conditions with respect to AH&H's engagement for that transaction. However, unless specifically covered by a separate agreement setting forth such arrangement, the Indemnification/Assignment Provisions shall apply to each such engagement.

8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof. Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of this Agreement or any of the matters contemplated hereby is waived by Cambridge Heart and AH&H. Cambridge Heart hereby submits to the non-exclusive jurisdiction of the

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                          Page 9


          Federal and State courts located in Boston, Massachusetts, in connection with any dispute related to this Agreement or any of the matters contemplated hereby.

9. RELIANCE ON OTHERS. Cambridge Heart confirms that it will rely on its own independent counsel and independent accountants for legal, tax and accounting advice.

10. NO RIGHTS IN SHAREHOLDERS, ETC. Cambridge Heart recognizes that AH&H has been engaged only by Cambridge Heart, and that this engagement of AH&H is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of Cambridge Heart or any other person not a party hereto as against AH&H. Unless otherwise expressly agreed, no one other than Cambridge Heart is authorized to rely upon this engagement of AH&H or to rely upon any statements, advice, opinions or conduct by AH&H. Without limiting the foregoing, any opinions or advice rendered to the Board or Cambridge Heart's management in the course of this engagement of AH&H hereunder are for the purpose of assisting the Board or Cambridge Heart's management, as the case may be, in evaluating the Transaction contemplated hereby and such opinions or advice do not constitute a recommendation to any shareholder of Cambridge Heart concerning action that such shareholder might or should take in connection with the Transaction contemplated hereby. AH&H's role herein is that of an independent contractor and nothing contained herein is intended to create or shall be construed as creating a fiduciary relationship between Cambridge Heart and AH&H.

11. ATTORNEY FEES. In the event of any dispute or litigation or other proceeding between the parties with respect to any provision of this Agreement or arising from the engagement contemplated under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party any and all of the reasonable fees and disbursements of the prevailing party's attorney to the extent that they relate to such dispute, litigation, or other proceeding.

12. MISCELLANEOUS. Nothing in this Agreement is intended to obligate or commit AH&H to provide any services other than as set forth above. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be considered a single instrument. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements and understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of Cambridge Heart and AH&H. AH&H may refer to the Transaction, after it is public knowledge, in traditional "tombstone" announcements or any of its other

CONFIDENTIAL                                                     COPY ONE OF TWO

                                                           Cambridge Heart, Inc.
                                                               September 5, 2002
                                                                         Page 10


          professional promotional materials. If requested by AH&H, Cambridge Heart shall include a mutually acceptable reference to AH&H in any press release or other public announcement made by Cambridge Heart regarding the Transaction.

If you are in agreement with the foregoing, please sign both copies, retain Copy One for your records and return Copy Two, whereupon the Agreement shall become effective as of the date hereof.

Sincerely,

ADAMS, HARKNESS & HILL, INC.

By:  /s/ Jonathan P. Gertler
   -------------------------------------
Jonathan P. Gertler, M.D.
Principal, Group Head - Biomedical Devices and Technology



ACCEPTED AND AGREED:

CAMBRIDGE HEART, INC.

By:    /s/ David Chazanovitz
   -------------------------------------
Mr. David Chazanovitz
President, Chief Executive Officer and Chief Operating Officer